                           THIRD AMENDMENT OF BY-LAWS
                      OF RESERVE NEW YORK TAX-EXEMPT TRUST
                               DATED JULY 17, 1999

         Article VIII "Amendments of By-laws" is hereby deleted in its entirety and replaced with the following:

                                  ARTICLE VIII

          The Bylaws of the Trust may be altered, amended, added to or replaced by the Shareholders or a majority vote of the entire Board of Trustees. This Article VIII may be altered, amended or repealed only by the vote of the holders of a majority of the Shareholders present at a meeting of the Shareholders provided that a quorum is present in person or by proxy at such meeting.

                              AMENDMENT TO BY-LAWS
                                       OF
                        RESERVE NEW YORK TAX-EXEMPT TRUST

Article II ("The Trustees"), Section 1 (Number and Tenure of Office) is deleted in its entirety and the following is substituted in its entirety:

Section 1. Number and Tenure of Office.
           ---------------------------

The business and property of the Trust shall be conducted and managed by the Board of Trustees, consisting of that number of Trustees specified in the Declaration of Trust, which number may be increased or decreased as provided in the Declaration of Trust as amended from time to time and in Section 2 of this Article. Each Trustee shall hold office until he resigns, is removed, retires or until his successor is duly elected and qualified. A Trustee shall retire upon attaining the age of seventy-five (75) years. Trustees need not be Shareholders.


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                        RESERVE NEW YORK TAX-EXEMPT TRUST
                       September 26, 1985 Amendment to the
                                     Bylaws

The Trustees of Reserve New York Tax-Exempt Trust (the "Trust") voted on July 24, 1985 to amend the Bylaws of the Trust and the shareholders of the Trust approved this amendment on September 26, 1985. Therefore, the Bylaws are amended as follows:

(1)     Article I, Section 2 is deleted in its entirety.

(2) The second sentence of Article II, Section 1 is amended to state: "Each Trustee shall hold office until he resigns, is removed or until his successor is duly elected and qualified."

(3) The first sentence of Article II, Section 2 is amended to state: "The Trustees, by the vote of a majority of the entire Board of Trustees, may increase the number of Trustees to a number not exceeding fifteen, and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees until the next meeting of shareholders or until their successors are duly elected and qualified."

(4) Article II, Section 4(b) is amended to state: "The annual meeting of the Trustees shall be held annually at such time and on such notice, if any, as the Trustees may determine."

(5) The first sentence of Article III, Section 1 is amended to state: "The executive officers of the Trust shall be chosen by the Board annually at such time as the Trustees may determine".


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



                                  AMENDED 1985

                        RESERVE NEW YORK TAX-EXEMPT TRUST

                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS

        Section 1. Place of Meeting. All meetings of the Shareholders (which term as used herein shall, together with all other terms defined in the Declaration of Trust, have the same meaning as in the Declaration of Trust) shall be held at the principal office of the Trust in the State of Massachusetts or at such other place within or without the State of Massachusetts as may from time to time be designated by the Trustees and stated in the notice of meeting.

        Section 2. Special or Extraordinary Meeting, Special or extraordinary meetings of the Shareholders for any purpose or purposes may be called for by the Chairman of the Trustees, if any, or by the President or by the Trustees and shall be called by the Secretary upon receipt of the request in writing signed by Shareholders holding not less than one third in amount of the entire number of shares issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

        Section 3. Notice of meetings of Shareholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Trust. No notice of the time, place or purpose of any meeting of shareholder need be given to any Shareholder who


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

attends in person or by proxy or to any Shareholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

        Section 4. Record Dates. The Trustees may fix in advance, a date, not exceeding sixty days and not less than ten days preceding the date of any meeting of Shareholders and not exceeding sixty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Shareholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be.

        Section 5. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the Shares of the Trust issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the Shareholders. The Shareholders present at any such meeting may, without further notice, and whether or not a quorum is present, adjourn the same from time to time (and until a quorum shall attend, in the case of meetings adjourned without the presence of a quorum), but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

        Section 6. Voting and Inspectors. At all meetings of Shareholders every Shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly authorized attorney-in-fact. No proxy which is dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

        All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Declaration of Trust or in these By-

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Laws or by specific statutory provision superseding the restriction and limitation contained in the Declaration of Trust or in these By-Laws.

        At any election of Trustees, the Trustees prior thereto may or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

        The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares entitled to vote on such election or matter.

Section 7. Conduct of Shareholders' Meeting. The meeting of the Shareholders shall be presided over by the Chairman of the Trustees, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if neither the Chairman of the Trustees, the President nor any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act, if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

        Section 8. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received, tabulated and canvassed by the secretary of the meeting, who shall decide all questions touching the existence of a quorum, the qualification of voters, the validity and effect of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed in Section 6, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                                  THE TRUSTEES

         Section 1. Number and Tenure of Office. The business and property of the Trust shall be conducted and managed by the Board of Trustees, consisting of that number of Trustees specified in the Declaration of Trust, which number may be increased or decreased as provided in the Declaration of Trust as amended from time to time and in Section 2 of this Article. Each Trustee shall hold office until he resigns, is removed or until his successor is duly elected and qualified. Trustees need not be Shareholders.

         Section 2. Increase or Decrease in Number of Trustees; Removal. The Trustees, by the vote of a majority of the entire Board of Trustees, may increase the number of Trustees to a number not exceeding fifteen, and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees until the next meeting of shareholders or until their successors are duly elected and qualified. Vacancies occurring other than by the reason of any such increase shall be filled in the manner provided for a Massachusetts business corporation. The Trustees, by the vote of a majority of the entire Board of Trustees, may likewise decrease the number of Trustees to a number not less than three, but the tenure of office shall not be affected by any such decrease effected by the Board. Any Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of the majority of the shares of the Trust present in person or by proxy at any meeting of Shareholders at which such vote may be taken, provided that a quorum is present, or by such larger vote as may be required by Massachusetts law. Any Trustee at any time may be removed for cause by


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

resolution duly adopted at any meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

        Section 3. Place of Meeting. The Trustees may hold their meetings within or outside the Commonwealth of Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or, in the case of telephonic meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        Section 4. (a) Regular Meetings. Regular meetings of the Trustees shall be held at such time and on such notice, if any, as the Trustees may from time to time determine.

                    (b) Annual Meetings. The annual meeting of the Trustees shall be held annually at such time and on such notice, if any, as the Trustees may determine.

        Section 5. Special Meetings. Special meetings of the Trustees may be held from time to time upon call of the Chairman of the Trustees, if any, the President or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

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

        Section 6. Quorum. One third of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Trustees, except as may be otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.

        Section 7. Executive Committee. The Trustees may, in each year, by the affirmative vote of a majority of the entire number of Trustees, elect from the Trustees an Executive Committee to consist of such number of Trustees as the Trustees may from time to time determine. The Trustees by such affirmative----------shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When the Trustees are not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board in the management of the business and affairs of the Trust (including the power to authorize the seal of the trust to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies as to the Board of Trustees. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

        Section 8. Other Committees. The Trustees, by the affirmative vote of a majority of the entire Board of Trustees, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the

Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

        Section 9. Informal Action by Trustees and Committees. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken at any meeting of the Trustees or committee thereof may be taken without a meeting, if each Trustee or all members of such committee, as the case may be, signs a written consent to such action.

        Section 10. Compensation of Trustees. No Trustee shall receive any stated salary or fees from the Trust for his services as Trustee if such Trustee is, otherwise than by reason of being such Trustee, affiliated (as such term is defined in the 1940 Act) with the Trust or with any investment adviser of the Trust. Except as provided in the preceding sentence, Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.

        Section 11. Dividends. Dividends or distributions payable on the Shares may, but need not be, declared by specified resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Shareholders to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional shares.



                                   ARTICLE III

                                    OFFICERS


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


        Section 1. Executive Officers. The Executive Officers of the Trust shall be chosen by the board annually at such time as the Trustees may determine. These may include a Chairman of the Board of Trustees, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board), a Secretary and a Treasurer. The Chairman of the Board, if any, and the President shall be selected from among the Trustees. The Trustees may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board may fill any vacancy which may occur in any office. Any two offices, except those of President and Secretary, may be held by the same person, but no officers shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

        Section 2. Term of Office. Each officer shall hold office until the annual meeting of the Board of Trustees next succeeding his election or until his successor is duly elected and qualifies, subject, however, to any provision for removal contained in the Declaration of Trust and these By-Laws. Any officer may be removed from office at any time with or without cause by the vote of a majority of the Board of Trustees.

        Section 3. Powers of Duties. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board or the Executive Committee.

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

                                   ARTICLE IV

                                     SHARES

        Section 1. Certificate of Shares. Certificates representing Trust shares will not be physically issued. Shares will be maintained on the books of the Trust's transfer agent and Shareholders will have the same rights of ownership with respect to such shares as if certificates had been issued.

        Section 2. Transfer of Shares. Shares of the Trust shall be transferable on the books of the Trust by the holder thereof in person or by his duly authorized attorney or legal representative for the same number of shares, accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agents may reasonably require.

        Section 3. Stock Ledgers; Books and Records. The stock ledgers of the Trust containing the name and address of the Shareholders and the number of shares held by them respectively, and all books and records of the Trust shall be kept at the principal offices of the Trust within or without the Commonwealth of Massachusetts or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust or without said Commonwealth.

                                    ARTICLE V

                                      SEAL

        The Board of Trustees may authorize a suitable seal of the Trust, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

        The fiscal year of the Trust shall be fixed from time to time by the Board of Trustees.


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

                                   ARTICLE VII

                                  CUSTODIANSHIP

        All cash and securities owned by the Trust shall be held in accordance with the requirements of the 1940 Act as in effect from time to time, by a bank or trust company of good standing, having a capital, surplus and undivided profits aggregating not less than two million ($2,000,000), provided such a bank or trust company can be found ready and willing to so act. Upon the resignation or inability to serve of any such bank or trust company the Trust shall (i) use its best efforts to obtain a qualified successor, (ii) require the cash and securities of the Trust held by such bank or trust company to be delivered directly to the successor, and (iii) in the event that no qualified successor can be found, submit to the holders of the Shares of the Trust at the time outstanding and entitled to vote, before permitting delivery of such cash and securities to anyone other than a qualified successor, the question whether the Trust shall be dissolved and liquidated or shall function without a qualified bank or trust company to hold such cash and securities. Upon such resignation or inability to serve, such bank or trust company may deliver any assets of the Trust held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which governed such retiring bank or trust company, pending action by the Trust as set forth in this
Article VII. Nothing herein contained, however, shall prevent the termination of any agreement between the Trust and any such bank or trust company by the Trust at the discretion of the Board, and any such agreement shall be terminated upon the affirmative vote of the holders of a majority of all the Shares of the Trust at the time outstanding and entitled to vote.

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

                                  ARTICLE VIII

                              AMENDMENTS OF BY-LAWS

        Except as set forth below, the By-Laws of the Trust may be altered, amended, added to or replaced by the Shareholders or by majority vote of the entire Board of Trustees; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board may be altered or repealed by the Shareholders. Article VII and Article VIII may be altered, amended or repealed only by the vote of the holders of a majority of the Shareholders present at a meeting of Shareholders provided that a quorum is present in person or by proxy at such meeting.


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